UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PUPPY ZONE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	5900	TBA
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 200, 8275 S. Eastern Avenue, Las Vegas, Nevada 89123-259; 702-938-0486
(Address and telephone number of registrant's principal executive offices)

Tamara Anne Huculak – President c/o The Corporation Trust Company of Nevada 6100 Neil Road, Suite 500, Las Vegas, Nevada, 89511 (702)938-0486

(Name, address and telephone number of agent for service)

Copy of communications to:

Bernard Pinsky, Esq.
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [	]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	3,000,000	$0.05	$150,000	$17.66
Common Stock Underlying Share Purchase Warrants(2)	3,000,000	$0.10 (3)	$300,000	$35.31
Total Registration Fee				$52.97

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Represents the 3,000,000 shares of our common stock that are issuable upon exercise of share purchase warrants to be sold as part of the units of securities in this offering.

(3) Pursuant to Rule 457(c) and (g), the proposed maximum offering price per share is based on the exercise price therefor on the date hereof.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Preliminary Prospectus Subject to Completion ____________, 2005

PROSPECTUS

PUPPY ZONE ENTERPRISES, INC.

A NEVADA CORPORATION

3,000,000 UNITS OF SECURITIES OF PUPPY ZONE ENTERPRISES, INC.,

EACH UNIT COMPRISING ONE SHARE OF COMMON STOCK AND

ONE SHARE PURCHASE WARRANT

_________________________________

Prior to this offering, there has been no public market for shares of our common stock.

We are offering up to a total of 3,000,000 units of our securities, each unit comprising one share of our common stock and one share purchase warrant. The offering price is $0.05 per unit. Each share purchase warrant will entitle its holder to purchase one additional share of our common stock at the price of $0.10 per share within two years of completion of this offering. The share purchase warrants are not transferable by the holders and we are not seeking to register the share purchase warrants as a separate class of securities.

There is no minimum number of units that we have to sell. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to our company for its use. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

	Price Per Unit	Aggregate Offering Price	Estimated Cost of Offering	Maximum Net Proceeds to Us
One Share of Common Stock and One Share Purchase Warrant	$0.05	$150,000	$50,000	$100,000

Because there is no minimum number of units that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $50,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment. We may also receive up to $300,000 in gross proceeds from the exercise of share purchase warrants by the investors within two years of completion of this offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

In connection with any sales of the common stock, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on pages 5 to 9 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2005.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms "we", "us", "our", and "Puppy Zone" means Puppy Zone Enterprises, Inc.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

Our company, Puppy Zone Enterprises, Inc., has developed a franchise system to offer high quality, integrated and consistent dog day care services under the brand name "The Puppy Zone". Our mission is to enhance the quality of life for dogs and their owners through the operation of our dog day care franchises. Our research has indicated that our franchise system is unique in the pet care industry. We believe that our franchise system leads the pet care industry in that it applies sound commercial practices with a focus to create a strong corporate brand through sale of franchises, provision of onsite training and rigorous observance of our training and operating guides and manuals.

We were incorporated in Nevada on April 27, 2005. We were registered as an extra-provincial company under the British Columbia Business Corporations Act on May 13, 2005.

Our principal executive office is located at 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada. We will also operate out of our directors' home offices in British Columbia. Our telephone number is (702) 938-0486 and our Internet address is www.puppyzone.com.

We are offering up to a total of 3,000,000 units of our securities, each unit comprising one share of our common stock and one share purchase warrant. The offering price is $0.05 per unit. Each share purchase warrant will entitle its holder to purchase one additional share of our common stock at the price of $0.10 per share within two years of completion of this offering. The units are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days. We currently have 3,000,000 shares of our common stock issued and outstanding. If we sell the maximum number of units we plan to sell in this offering, we will have 6,000,000 shares of our common stock issued and outstanding after completion of the offering and we will reserve another 3,000,000 shares of our common stock for issuance upon exercise of the share purchase warrants.

The possible net proceeds to our company from completion of this offering is $100,000, after deducting the estimated cost of $50,000 for this offering. We will use the proceeds of this offering for further development of our Puppy Zone franchise system and the marketing of our Puppy Zone franchise system.

We will sell the units of our securities in this offering through Tamara Huculak, one of our officers and directors. Ms. Huculak intends to offer the securities through advertisements and investment meetings and to friends of our officers and directors. There is no minimum number of units that have to be sold in this offering and the units will be sold on a best efforts basis only. If we do not raise at least $50,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing units of our securities. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

The risk that you could lose all of your investment increases with any shortfall of the $150,000 maximum amount that we are trying to raise in this offering. We will close this offering within 90 days even if we raise only a nominal amount. We need a minimum of $50,000 to cover our offering expenses.

Even if we raise the entire $150,000 maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The risk that you could lose all of your investment increases with any shortfall of the $150,000 maximum amount that we are trying to raise in this offering. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering within 90 days even if we raise only a nominal amount and we will not refund any money we raise. We need a minimum of $50,000 to cover our estimated offering expenses. We may not even be able to raise this amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

We need financing from this offering to implement our business plan and to market and deploy our Puppy Zone franchise system. If we do not raise at least $50,000 we will not be able to continue our proposed operations and you will lose your entire investment.

We need financing from this offering to complete to implement our proposed business plan and to market and deploy our Puppy Zone franchise system. If we are unable to raise at least $50,000 we will not be able to undertake our proposed business operations and you will lose your entire investment. In addition, we may:

- incur unexpected costs in implementing our proposed business plan and/or the marketing and deploy of our Puppy Zone franchise system;

- incur delays and additional expenses in the promotion of our Puppy Zone franchise system;

- be unable to create substantial pool of business people interested in becoming a franchisee; or

- incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plan. We will depend substantially on outside capital to pay for the marketing and deployment of our Puppy Zone franchise system. Such outside capital may include borrowing. Capital may not be available to meet these continuing development costs or, if the capital is available, it may be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in your equity interests and the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we were unable to obtain financing in the amounts required our proposed business will fail and you will lose your entire investment.

The offering price of the securities was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our common stock difficult to sell.

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the unit of our securities was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange .

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Future sales of common stock by our directors and officers will likely cause the market price for our common stock to drop.

A total of 3,000,000 share of common stock were issued to our two officers and directors. They paid an average price of $0.001 per share. Subject to the restrictions described under "Future Sales by Existing Shareholders" on page 17 of this prospectus, they will likely sell a portion of their common stock if the price goes above $0.10. If they do sell their common stock into the market, the sales may cause the market price of the stock to drop.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history that you can use to evaluate us and therefore we may not survive if we meet some of the problems, expenses, difficulties, complications and delays frequently encountered by a start up company.

We were incorporated in April 2005 and on April 27, 2005 we acquired the business assets of TPZ Enterprises, including various trademarks associated with the Puppy Zone franchise system, franchise agreements and the training and operating manuals of the Puppy Zone franchise system. To date, we have focused our attention on fine tuning and marketing our Puppy Zone franchise system. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our plan to become a successful dog day care franchisor. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our business operations .

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

If we are unable to generate significant revenues from our operations, we may be unable to expand our Puppy Zone franchise system and may be forced to cease operations.

If we are unable to generate significant revenues from our future franchise arrangements with franchisees, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to develop and sell franchises in the dog day care industry. Ultimately the expansion of our franchises and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We expect to experience significant and rapid growth in the scope and complexity of our business as our Puppy Zone franchise system gains acceptance in the market. If we are unable to hire additional staff to handle sales and marketing of our services and manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.

If our Puppy Zone franchise gains acceptance in the market after our marketing campaigns, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to hire staff to market our franchise system, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. If we fail to develop and implement effective systems, or hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our future franchise relationships, or fail to manage growth effectively, our business will fail and you will lose your entire investment in our company.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We depend on the services of our officers and directors, Tamara Huculak and Maria Estrada. Our success depends on the continued efforts of these individuals to manage our business operations. At the present time, Ms. Huculak devotes approximately 15 hours per week and Ms. Estrada devotes approximately 5 hours per week to the business affairs of our company. The loss of the services of either Ms. Huculak or Ms. Estrada could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

Tamara Huculak's control of our company may prevent you from causing a change in the course of our operations and may affect the market price of our common stock.

Tamara Huculak beneficially owns approximately 66.67% of our common stock. Accordingly, for as long as Ms. Huculak continues to own more than 50% of our common stock, she will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, depending on the number of our securities sold, your ability to cause a change in the course of our operations may be impeded. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common stock you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

Other than trademarks registrations in Canada of the trademark "The Puppy Zone", "The Puppy Zone Dog Day Care and Adventure Centre" and the related designs and the trademark registration in the United States of the trademark "The Puppy Zone", we currently do not have any other formal protection for our intellectual property. If we are unable to protect our trade names, know how and trade secrets, our efforts to increase public recognition of our Puppy Zone franchise system may be impaired and we may be required to incur substantial costs to protect our name, know how and trade secrets.

Other than the trademark registrations described above, we have not made any applications for the protection of our intellectual property rights. As a consequence we may not be able to prevent the unauthorized use of our trade names, know how and trade secrets. We may be unable to prevent third parties from acquiring and using names or business methods that are similar to, infringe upon or otherwise decrease the value of our name, our know how, our trade secrets and other proprietary rights that we may hold. We may need to bring legal claims to enforce or protect any intellectual property rights that we assert. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade names, know how, and trade secrets.

Because our directors have foreign addresses this may create potential difficulties relating to service of process in the event that you wish to serve them with legal documents.

Neither of our current directors and officers have resident addresses in the United States. They are both resident in Canada. Because our officers and directors have foreign addresses this may create potential difficulties relating to the service of legal or other documents on any of them in the event that you wish to serve them with legal documents.

Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 5 to 9, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the sale of up to a total of 3,000,000 units of our securities, each unit comprising one share of our common stock and one share purchase warrant. The offering price is $0.05 per unit. Each share purchase warrant will entitle its holder to purchase one additional share of our common stock at the price of $0.10 per share within two years of completion of this offering. The share purchase warrants are not transferable by the holders and we are not seeking to register the share purchase warrants as a separate class of securities.

There is no minimum number of units that we have to sell. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to our company for its use. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We estimate that the expenses of conducting this offering will be approximately $50,000. If we do not raise at least $50,000 in this offering we will not be able to continue with our proposed operations and we will go out of business.

USE OF PROCEEDS

We intend to raise up to $150,000 from the sale of the 3,000,000 units of our securities that we propose to sell directly at $0.05 per unit. This offering is made on a best efforts basis and there is no minimum. We have no intention to return to any investor any proceeds from the sale of any of these 3,000,0000 units if the maximum amount is not raised. We intend to use the proceeds for general working capital purposes. The following table shows how our company intends to use the proceeds from this offering if all of the 3,000,000 units are sold:

Costs of this Offering	$50,000

Accounting	$10,000
Overhead and Miscellaneous Administrative Expenses	$6,000
Legal Expenses	$15,000
Marketing Expenses	$20,000
Working Capital	$49,000
Total	$150,000

The above expenditures are further detailed as follows:

Costs of this Offering:

This expenditure item refers to the costs and expenses payable by our company in connection with the issuance and distribution of the securities being registered hereunder and the preparation of this prospectus and registration statement on Form SB-2, including fees paid to legal counsel for securities advice and to independent auditors for audit of our company's financial statements.

Accounting Expenses:

This expenditure item refers to the normal accounting and auditing costs associated with maintaining a reporting company in the United States, and includes the cost of our bookkeeping and audit reviews.

Overhead and Miscellaneous Administrative Expenses:

This expenditure item refers to the normal anticipated expenses that we will incur for rent, printing fees, registration fees, transfer agent fees and similar expenses, including small miscellaneous costs that have not otherwise been listed, such as bank service charges and sundry items.

Legal Expenses:

This expenditure item refers to the normal legal costs associated with maintaining a reporting company, including the legal fees payable to our attorneys for their assistance in preparing and filing our periodic reports on Form 10-QSB and Form 10-KSB, in negotiating contracts on our behalf and in performing similar services on an as-needed basis. This expenditure item does not include any legal fees incurred for assistance from our attorneys in the preparation of this prospectus and registration statement on Form SB-2.

Marketing Expenses:

This expenditure item refers to the cost of the marketing campaigns to promote the brand awareness of our Puppy Zone franchise system, described in the section title "Description of Business" appearing on page 19 of this registration statement.

Working Capital:

This expenditure item includes the cost of further fine-tuning our Puppy Zone franchise system, cost of negotiating and entering into potential franchise agreements with interested parties and cost of maintaining and monitoring relationships with future franchisees.

There can be no assurance that we will raise the full $150,000 as anticipated. The following table shows a breakdown of how our management intends to use the proceeds of only 25 percent, 50 percent or 75 percent of the total offering is raised:

Expenditure Item	25%	50%	75%
Cost of Offering	$37,500	$50,000	$50,000
Accounting Expenses	Nil	$5,000	$7,500
Overhead and Miscellaneous Administrative Expenses	Nil	$3,000	$4,500
Legal Expenses	Nil	$7,500	$11,250
Marketing Expenses	Nil	$9,500	$12,000
Working Capital	Nil	$Nil	$27,250
Total	$37,500	$75,000	$112,500

If we raise less than $50,000 in this offering, we will not be able to pay our offering expenses and we will not be able to commence the marketing campaigns to raise the brand awareness of our Puppy Zone franchise system. If we are unable to commence our marketing campaigns, we likely will not succeed in attracting potential franchisees to participate in our Puppy Zone franchise. We are not going to spend any sums of money to commence our marketing campaign until this offering is completed.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting such changes.

DETERMINATION OF OFFERING PRICE

The price of our securities to be sold in this offering was determined arbitrarily in order for us to raise up to a total of $150,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

- our lack of operating history

- the proceeds to be raised by this offering

- the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders

- our relative cash requirements

- the price we believe a purchaser is willing to pay for our stock

DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution can occur if we determine the offering price based on factors other than those used in computing the book value of our common shares. Dilution will exist because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering 3,000,000 units of our securities for $0.05 per unit through this offering. Each unit comprising one share of our common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional share of our common stock at the price of $0.10 per share within two years of completion of this offering. Assuming that the share purchase warrants are not exercised at the completion of this offering, we will effectively receive $0.05 for each share of our common stock sold in this offering. Since the inception of our company on April 27, 2005, our exiting shareholders, including our officers and directors, have purchased shares of our common stock for $0.001 per share. As at June 30, 2005, the net tangible book value of our company was $(0.0007) per share. If we are successful in selling all of the 3,000,000 units that we are offering to sell in this offering and assume none of the share purchase warrants are exercised, the pro-forma net tangible book value of our company would be $147,848, or approximately $0.0246 per share, which would represent an immediate increase of $0.0253 in net tangible book value per share and $0.0254 or 50.8% per share dilution to new investors, assuming that all of the units are sold at the offering price of $0.05 per unit and none of the share purchase warrants are exercised.

Following is a table detailing dilution to investors if 25%, 50%, 75% or 100% of the offering of the 3,000,000 units (assuming that none of the share purchase warrants are exercised) by our company is sold:

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	$(0.0007)	$(0.0007)	$(0.0007)	$(0.0007)
Net Tangible Book Value Per Share After Stock Sale	$0.0094	$0.0162	$0.0225	$0.0246
Increase in Net Book Value Per Share Due to Stock Sale	$0.0101	$0.0169	$0.0232	$0.0253
Immediate Dilution (subscription price of $0.05 less net tangible book value per share)	$0.0406	$0.0338	$0.0275	$0.0254

Assuming all of the 3,000,000 units are sold and none of the share purchase warrants are exercised, the following table illustrates the pro forma per share dilution:

Price to the public(1)

Net tangible book value per share before offering(2)

Increase attributable to purchase of stock by new investors(5)

Net tangible book value per share after offering(3), (4)

Dilution to new investors (6)

Percent immediate dilution to new investors (7)

$0.05 $(0.0007) $0.0253 $0.0246 $0.0254 50.8%

(1) Offering price per equivalent common share

(2) The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of our company.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to our company from the current offering.

(4) The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3, above.

(5) The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(7) The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

This discussion compares the differences of your investment in our shares with the share investment of our existing stockholders, including our officers and directors. Our existing stockholders have purchased a total of 3,000,000 shares for an aggregate amount of $3,000, or an average cost of $0.001 per share. Your investment in our shares will cost you $0.05 per share. In the event that this offering of 3,000,000 units is fully subscribed and none of the share purchase warrants are exercised, the book value of the stock held by the existing shareholders of our company will increase by $0.253 per share, while your investment will decrease by $0.254 per share.

If the offering of the 3,000,000 units is fully subscribed and none of the share purchase warrants are exercised, the total capital contributed by new investors will be $150,000. The percentage of capital contribution will then be 1.96% from our existing shareholders and 98.04% for our new investors. Our existing shareholders will then hold, as a percentage, 50% of our issued and outstanding shares, while our new investors will hold, as a percentage, 50%.

DIVIDEND POLICY

Since the inception of our company on April 27, 2005, we have not paid any cash dividends to any holders of our securities. We have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

The offering price is $0.05 per unit. There is no minimum number of units that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a maximum period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

We will sell the shares in this offering through Tamara Anne Huculak, one of our officers and directors. Ms. Huculak will contact individuals and corporations with whom she has an existing or past pre-existing business or personal relationship and will attempt to sell them our securities. Ms. Huculak will receive no commission from the sale of any securities. Ms. Huculak will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 and will conduct the selling of our securities in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any Issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Huculak has not sold and will not sell our securities during the periods described, except pursuant to this offering. Ms. Huculak is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Ms. Huculak is and will continue to be one of our officers and directors at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. Ms. Huculak has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation. Ms. Huculak intends to contact persons with whom she had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- execute and deliver a subscription agreement;

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "PUPPY ZONE ENTERPRISES, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

TRANSFER AGENT AND REGISTRAR

We have not yet appointed a stock transfer agent for our common stock. We intend to appoint a stock transfer agent immediately upon the effectiveness of this prospectus.

LEGAL PROCEEDINGS

To our knowledge, we are not a party to any litigation as at October 18, 2005. We anticipate that, from time to time, we periodically may become subject to other legal proceedings in the ordinary course of our business. We are unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters which seek damages of material or indeterminate amounts, and therefore cannot determine whether these actions, suits, claims or proceedings will, individually or collectively, have a material adverse effect on our business, results of operations, and financial condition. We intend to vigorously defend these actions, suits, claims and proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of October 18, 2005, our directors and executive officers, their ages, positions held, and duration as such, were as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Tamara Anne Huculak	President and Director	41	April 27, 2005
Maria Estrada	Secretary, Treasurer and Director	36	April 27, 2005

Tamara Anne Huculak -President and Director

Ms. Huculak has been the President and a director of our company since our inception on April 27, 2005. She is a partner at a medium size law firm in Vancouver, British Columbia and has been practicing law in British Columbia since 1990. Her practice areas include corporate and commercial law, real estate law and intellectual property law. From 1998 to 2004, she was one of the owners of The Puppy Zone Dog Day Care and Adventure Centre located in Whistler, British Columbia, responsible for the start up of Whistler's only dog day care, dog grooming, dog training and retail facility. Also, from 1998 to 2005, she was one of the partners of TPZ Enterprises, operating as the franchisor of the Whistler and Vancouver locations of the Puppy Zone. Ms. Huculak graduated from The University of British Columbia with a bachelor of arts degree in psychology in 1986 and a L.L.B. degree in 1989.

Maria Estrada – Secretary, Treasurer and Director

Ms. Estrada has been the Secretary and Treasurer and a director of our company since our inception on April 27, 2005. Other than serving as an officer and director of our company, Ms. Estrada also works as a bodily injury claim adjuster for The Insurance Corporation of British Columbia. Ms. Estrada began her career at The Insurance Corporation of British Columbia in 1991, initially as an office assistant. In 1996 she was promoted to the position of tele-centre adjuster and in 1997 she was promoted to the position of claims adjuster. She has occupied the position of bodily injury claim adjuster for The Insurance Corporation of British Columbia since year 2000.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our common stock beneficially owned on October 18, 2005 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of October 18, 2005, we had outstanding approximately 3,000,000 shares of common stock issues and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Tamara Anne Huculak 2010 – 1055 West Georgia Street Vancouver, B.C. V6E 3P3	2,000,000	66.67%
Maria Estrada 7169 Maureen Crescent Burnaby, B.C. V5A 1H2	1,000,000	33.33%
Directors and Executive Officers as a Group	3,000,000	100.00%

(1) Based on 3,000,000 shares of common stock issued and outstanding as of October 18, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 3,000,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resaleable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock with a par vale of $0.001 per share. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. The common stock is not entitled to pre-emptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payments of all of our debts and liabilities.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Puppy Zone Enterprises, Inc. at June 30, 2005 and for the period from April 27, 2005 (the date of inception) to June 30, 2005 appearing in this prospectus and registration statement have been audited by HLB Cinnamon, Jang, Willoughby, Chartered Accountants, an independent registered accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our company's ability to continue as a going concern as described in Note B to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted him/herself in good faith and that such person:

- reasonably believed that their conduct was in or not opposed to our company's best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted him/herself in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- by independent legal counsel in a written opinion; or

- by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated in Nevada on April 27, 2005 under the name Puppy Zone Enterprises, Inc. We were registered as an extra-provincial company under the British Columbia Corporations Act on May 13, 2005. Our principal executive office is located at Suite 200, 8275 South Eastern Avenue, Las Vegas, Nevada. We will also operate out of our directors' home offices in British Columbia. Our telephone number is (702) 938-0486 and our Internet address is www.puppyzone.com.

Business Overview

Our company, Puppy Zone Enterprises, Inc., has developed a franchise system to offer high quality, integrated and consistent dog day care services under the brand name "The Puppy Zone". The Puppy Zone franchise system is structured to apply sound commercial practices in developing, marketing and managing a franchised daycare outlet providing the day care owner proven methods and providing dog owners peace of mind when at home or traveling that their dog is being provided consistent and professional care.

The concept is to establish dog day cares in resort locations that are within driving distances of major population centres where companion dog day cares will be established. This is key in developing our niche and in developing The Puppy Zone franchises into an industry leader, with a strong brand image and a unique product, within a growing North American market.

In 1999, Tamara Anne Huculak, the President and a director of our company, helped establish TPZ Enterprises to promote the dog day care concept and selling dog day care franchises. The first franchise location for TPZ Enterprises was established in Whistler, British Columbia, and a second location was later started in Vancouver. Puppy Zone Enterprises Inc. has seen the potential in the growing pet industry to build on the concept and strategies that were conceived by TPZ Enterprises and has acquired the business including the methodologies, forms, documents, databases, agreements, U.S. and Canadian trademarks and domain name to take the concept to the North American market.

Principal Products and Services

Based on the experience of our President and director, Tamara Anne Huculak, we have developed a franchise system for dog day cares, which we named the "Puppy Zone" franchise system. The Puppy Zone franchise system is structured to apply sound commercial practices in developing, marketing and managing a franchised daycare outlet providing the day care owner proven methods and providing dog owners peace of mind when at home or traveling that their dog is being provided consistent and professional care.

The concept is to establish dog day cares in resort locations that are within driving distances of major population centres where companion dog day cares will be established. This is key in developing our niche and in developing the Puppy Zone franchises into an industry leader, with a strong brand image and a unique product, within a growing North American market.

The Puppy Zone franchise package will provide with future interested franchisees with the following:

Start Up

- Business Plan Methodology (includes first year operating projections) and assistance in obtaining start up financing

- Assistance in site selection and research

- Assistance in developing floor plan and obtaining improvements

- Review of lease and zoning and assistance with negotiations

- Assistance with negotiating loans

Systems

- Accounting system structure

- Customer database system structure

- Business plan system structure

Documentation

- All form design and a startup forms package including:

- Pet Information and Release Forms

- Client History Cards

- Employee Contracts and Job Descriptions

- Daily Summary and Staff Time Sheets

- Press Release samples

- Other Sample Media and Promotional Information

- Gift Certificates

- Day Care Operations Manual

- Dog Training Course Manual – Basic Obedience

- Business Card Design

- Letterhead Design

- Signage Design

- Flyer Design

- Rack Card Design

- Brochure Design

- Informational Handout Design and contents

- Passes

- Price Structure

- Access to The Puppy Zone master customer list for the franchisee's territory

- Use of trademarks

Training

- Two days of training including:

- Dog handling and assessment

- Dog walking and safety

- Humane correction techniques

- Dog first aid

- Basic dog training routine

- Daily Operations

- Inventory Control

- Bookkeeping

- Insurance

Associated Benefits

- At least one page inclusion on Puppy Zone website

- Product discounts through accepted vendors

- Telephone and email support

- Advertising

- Ongoing support from our company

- Ongoing cross selling of The Puppy Zone outlets to all customers

- An exclusive Puppy Zone territory of operation

The Puppy Zone franchise system's dog day care model is based on the total well being of a dog, including the understanding of socialization, both canine to canine and human to canine, maintenance (including proper nutrition, proper grooming and proper exercise), obedience training and the pack theory. The Puppy Zone franchise system was created to meet most of these needs for a dog. Accordingly, a Puppy Zone franchise's primary products will be as follows:

- Dog Day Care

- Dog walking

- Dog sitting in the evenings

- Dog obedience and training for dogs and owners

- Grooming, including do it yourself grooming.

- Dog workshops

- Sale of dog food, toys, supplies and branded products

A Puppy Zone franchise provides dog day care (thus the socialization both human to canine and canine to canine the dog needs as well as exercise), do it yourself dog wash and grooming, dog training and retail of high quality treats and gear for dogs. Thus our Puppy Zone franchise system aim to create a one stop facility for the betterment of our "best friends". Through our future franchisees, we are dedicated to providing professional, humane and first class service to customers to enhance the humane development of dogs and the development of the owner and dog relationship.

In the next three years, Puppy Zone Enterprises, Inc. will consider developing and selling:

- branded dog training manuals, videos and DVD's

- branded retail merchandise

- branded dog grooming manuals, videos and DVD's

Competitive Advantages

Our comparative advantage lies in the niche concept we have developed, being the operation of dog day care facilities in resort communities that are within driving distance of major urban centers and the lack of serious competition in North America of a recognized dog day care franchise. In addition, demographics have indicated that the pet industry is on a growth trend at the same time as leisure and travel for the baby boom segment of the market.

Industry Background

There is a proliferation of "cottage industry" kennels and day care services which have started in the last several years. The next step in the cycle for this industry will be a more formal, commercial approach by more sophisticated entrepreneurs with strong commercial backgrounds. According to the December/January 2000 Profit Magazine, 60% of Canadian households own pets and consumers spend approximately $1.8 billion a year to keep their dogs healthy and happy. Profit magazine also named the pet industry, and specifically dog day care, as one of the top 10 businesses to get into now. Today's dogs are considered members of the family and more and more families chose to travel with their dogs and are looking for dog care while at work and while traveling. The Humane Society of the United States estimates that 39% of American households own at least one dog. In 2004, it is estimated that over $34 billion was spent on pets in the United States, with over $2.3 billion being spent on pet services such as dog care and grooming.

Marketing Strategies

Our promotion strategy will start with a promotion blitz during the first three months of operation. This blitz will combine direct mail, email, brochures, flyers and magazines, newspapers and the development of our website in order to develop our brand image and value. The cost for the introductory blitz is included in the forecast at $20,000.00.

- Our ongoing promotion after the blitz will include the following:

- Special purpose brochures for hotels and pet service businesses.

- Web site design and advertising along with links to other pet based web sites.

- Direct sales and ongoing contact with existing database.

- Continued advertising in magazines and newspapers.

- Contact with dog friendly hotel chains to establish alliances and /or prospective hotel chain owned franchises.

- Requests for referrals and contacts from existing customers.

- Designing promotional materials and merchandise to maintain and enhance our brand image.

Research and Development

We currently do not have any plan for research and development. If research and development becomes necessary, we plan to have our own officers and directors do substantially all of our future research and development work, which may include improvements to our Puppy Zone franchise system.

Intellectual Property

We believe that the Puppy Zone franchise system and related manuals, training guides and data which we have developed constitute intellectual property belonging to us. The contents of the Puppy Zone franchise system over which we assert intellectual property rights include principally the following:

- business plan methodology;

- sample floor plans and decoration schemes for future franchise locations;

- system structures for accounting, customer database management and business plan development;

- sample form designs and start up forms for operations of a franchise dog day care; and

- any manuals or training guides we developed for management of a franchise dog day care.

We have registered the trademark "Puppy Zone" with the United States Patent and Trademark office. In the Canadian Trade-marks Office we have applied for and received notice of registration for the trademarks "The Puppy Zone" and "The Puppy Zone Dog Day Care and Adventure Centre" and the related designs and logos.

Our ability to compete successfully will depend in part on our ability to protect our proprietary Puppy Zone franchise system and the related information. Except for the trademark registrations in the United States and Canada described above, we have not applied for registration of intellectual property rights in respect of any of our other forms of intellectual property. Although we attempt to prevent improper disclosure of our proprietary know how, technique and business methods, we cannot assure that the measures we take will be adequate, or that competitors will not be able to develop similar systems independently. We may have to resort to litigation to enforce or determine the validity and scope of our proprietary rights. Litigation of this nature would likely be expensive, and its outcome uncertain.

We have no pending claims against us for infringement of any patents or other intellectual property rights of others. We have no reason to believe that we infringe any intellectual property rights of others, although we do not conduct systematic patent searches to determine whether any of our products infringe existing patent rights. Whether or not we are actually infringing the rights of third parties, claims of infringement may be advanced against us, forcing us either to defend costly litigation or to purchase license rights from third parties. If we are forced to purchase license rights from third parties, we can not assure that we will be able to do so on commercially reasonable terms, or at all.

Employees

In addition to our two officers and directors, we intend to initially hire one experienced sales person to promote the sale of franchises and to screen and respond to franchise inquiries.

Franchise Laws and Regulations.

In the United States, the Federal Trade Commission, as well as the securities regulators in states having a franchise law, may assert that our relationships with our franchisees are subject to the registration, disclosure and reporting requirements applicable to franchises. Although we intend to structure first our franchise relationship with interested parties in jurisdictions without franchise laws, we may from time to time have to expend resources to bring our operations into compliance with those laws when our future franchisees reside in a jurisdiction that has franchise laws.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

You should read the following discussion of our financial condition and plan of operations together with the audited financial statements and the notes to audited financial statements included elsewhere in this filing. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 5 of this registration statement.

General Overview

We are a development stage company focused on developing a franchise system that provides unique methods, documents, marketing and training for the development, opening and operation of distinctive dog day cares. We have only just completed our "Puppy Zone" franchise system and we have not yet generated or realized any revenues from our business operations.

Our key to success is to develop a recognized chain of totally integrated dog service businesses. Our research has indicated that this concept is unique in the industry. In addition, we will lead the industry by applying sound commercial practices with a focus to creating a strong corporate brand through the sale of franchises and providing onsite training and training and operating documentation and manuals.

Our niche and experience is focusing on dog owners and their daily activities in a resort community. Our strengths lie in the unique concept, convenience to owners, our experience and the high quality service we intend to provide, and the added value service this provides to hotels and other businesses in a resort while developing a database for the neighbouring major urban centers for our "companion" daycares.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing wireless service provider and marketing costs. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Until we are able to generate material revenues from operations we must limit our expenses as much as possible. To date the majority of our expenses have been as a result of legal and accounting costs associated with the offering and this registration statement. Once we are no longer faced with such expenses as they relate specifically to this registration statement and the offering, we anticipate that our ongoing operating, legal and audit expenses will be at a manageable level.

Plan of Operations

Subject to financing from this offering, over the next 12 months, our primary objectives in regards to our efforts to maintain and expand our business and generate our revenues are:

- To sell 10 franchises in at least five major urban areas and at least five proximate resort locations, these may include Whistler/Vancouver, Banff/ Calgary, Mont Tremblant/Montreal, Lake Tahoe/Reno/Sacramento/San Francisco, Copper Mountain/Denver, Bend/Portland, or Seattle/Snoqualmie/Crystal Mountain.

- To raise between $50,000 and $150,000 in operating capital.

- To obtain referral agreements or alliances with "dog friendly" hotels, restaurants and other non-competitive pet service providers.

- To develop a database of potential franchise owners.

- To establish the brand name recognition in North America of "The Puppy Zone".

We plan to charge a franchise start up fee of $35,000 per franchise. We also plan to change a royalty fee in the amount of 5% of the gross revenue of each future franchisee. We estimate that each future franchisee will generate an average revenue of $150,000 per year. Accordingly, we estimate that we will be able to generate a royalty fee of approximately $7,500 per future franchisee per year.

In the view of our management, to achieve the objectives of our business operations in the next 12 months, we will have the following capital resource requirements:

- Trademarks and purchase of assets	$5.00
- Video Equipment	$1,000.00
- Miscellaneous Office Equipment and supplies	$1,000.00
- Legal & Accounting – Startup	$25,000.00
- Rent (5 months)	$1,500.00
- Website design	$2,000.00
- Marketing and Advertising – Startup	$20,000.00
Total	$50,505.00

Employees

In addition to the expertise of our directors, we intend to initially hire one experienced sales person to promote the sale of franchises and to screen and respond to franchise inquiries. Upon the sale of a franchise, we will hire a further employee as a franchise trainer.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet sold any franchise rights under our "Puppy Zone" franchise system or generated any revenues from our business operations.

We issued 3,000,000 shares of common stock through a Section 4(2) and Regulation S Rule 903 offering in April 2005 and received subscription proceeds in the amount of $3,000.

Our material commitments for capital expenditures for the next 12 months totals approximately $50,505 as described above. We require funds from this offering to pay all of these costs. However, any administrative or other costs such as legal and accounting fees, rent, printing, phone services and so forth which must be paid prior to completion of this offering will be paid by the directors in the form of short-term advances on behalf of the company.

We require proceeds from this offering to pay the costs which will be associated with the marketing and sales of our Puppy Zone franchise system. If we are not able to raise money to pay these costs we will go out of business. If we do not raise at least $100,000 in this offering we will not be able to achieve our business objectives for the next 12 months. In particular, we will not be able to pay our offering expenses, market our services or deploy our franchise system unless we achieve sufficient financing in this offering.

As of June 30, 2005, our total assets were $5,709 and our total liabilities were $7,861. We will need at least $100,505 to pay our offering expenses and commence the marketing of our franchise system. Of this amount, $50,000 will be used to pay our offering expenses and $50,505 will be used to operate our business to achieve our business objectives for the next 12 months.

Off-Balance Sheet Arrangements

Not Applicable.

Going Concern Statement

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the audited financial statements for the period from our inception on April 27, 2005 to June 30, 2005, our independent registered public accounting firm included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our audited financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our services and products, the continuing successful development of our franchise system and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to proceed with our expansion program and may not be able to meet our other obligations as they become due.

CRITICAL ACCOUNTING POLICIES AND CHANGES TO EXISTING ACCOUNTING POLICIES

On December 12, 2001, the Securities and Exchange Commission issued cautionary advice regarding the disclosure of critical accounting policies. Critical accounting policies are those that our management believes are both most important to the portrayal of our financial condition and results, and that require difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that involve uncertainty.

We believe the "critical" accounting policies we use in preparation of our financial statements are as follows:

Revenue Recognition

We follow the software revenue recognition rules outlined in the American Institute of Certified Public Accountant's Statement of Position (SOP) 97-2. We recognize revenue when there is a persuasive evidence of a contract, delivery has occurred, the fee is fixed or determinable, collection is reasonably assured, and there are no substantive performance obligations remaining. Any cash received in advance of meeting these criteria is recorded as deferred revenue on our balance sheet. Changes in contractual arrangements or customer relationships in the future could impact the extent or timing of revenue recognition.

Income Taxes

Our financial statements reflect a full valuation allowance against the net future income tax assets based on our assessment that we are not more likely than not to be able to utilize certain deductions before their expiry. Our assessment is based on a judgment of estimated loss before such deductions. Changes in the timing of the recognition and amount of revenues and expenses in the future may impact our ability to utilize these deductions.

Effects of Foreign Currency Exchange Rates and Inflation

While we record our financial statements in United States dollars, many of our expenses are incurred in Canadian dollars. As a result, fluctuations in the Canadian dollar exchange rate can affect our expenses, and thus our profit or loss. The foreign exchange loss may result from transactions recorded in United States dollars for reporting purposes, but actually carried out in Canadian dollars. As at the date of this registration statement, we have not engaged in exchange rate-hedging activities. To the extent we implement such hedging activities in the future, we cannot assure that we will be successful.

In the period from our inception on April 27, 2005 to June 30, 2005, inflation has had a limited impact on our operations. However, there can be no assurance that inflation will not have a material adverse effect on our results of operations in the future.

Quantitative and Qualitative Disclosures about Market Risk

As at June 30, 2005 we have not entered into or acquired financial instruments that have a material market risk. We have no financial instruments for trading or other purposes or derivative or other financial instruments with off balance sheet risk. All financial assets and liabilities are due within the next 12 months and are classified as current assets or liabilities in the balance sheet provided with this registration statement. The fair value of all financial instruments at June 30, 2005 approximate their carrying values.

To June 30, 2005, the majority of our cash costs have been realized or incurred in Canadian dollars. To date we have not entered into foreign currency contracts to hedge against foreign currency risks between the Canadian dollar or other foreign currencies and our reporting currency, the United States dollar. Generally, however, we attempt to manage our risk of exchange rate fluctuations by maintaining sufficient net assets in Canadian dollars to retire our liabilities as they come due.

RECENT ACCOUNTING PRONOUNCEMENTS

We adopted Emerging Issues Task Force 00-21 ("EITF 00-21"), which came into effect on July 1, 2003. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. In some arrangements, the different revenue-generating activities are sufficiently separable, and there may be sufficient evidence of their fair value to separately account for some or all of the deliverables. In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them separately. The adoption of this standard had no material impact on our company's financial statements.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition", which superseded Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 was to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21. SAB 104 also incorporated certain sections of the SEC's "Revenue Recognition in Financial Statements—Frequently Asked Questions and Answers" document. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101, as they apply to our company, remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 had no material impact on our company's financial statements.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 153 "Exchange of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the company's results of operations or financial position.

In December 2004, the FASB revised its SFAS No. 123 ("SFAS 123R"). The revision requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the consolidated statements of operations. The accounting provisions of SFAS 123R are effective for reporting periods beginning after December 15, 2005. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. See "Stock-based compensation" in note 2 for the pro forma net loss and net loss per share amounts, for fiscal 2002 through fiscal 2004, as if we had used a fair-value-based method in those years, similar to the methods required under SFAS 123R to measure compensation expense for employee stock incentive awards. Although it has not yet been determined whether the adoption of SFAS 123R will result in amounts that are similar to the current pro forma disclosures under SFAS 123, the Company is evaluating the requirements under SFAS 123R and expects the adoption to have a significant adverse impact on the amounts reported in our consolidated statements of operations and net loss per share.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R

DESCRIPTION OF PROPERTY

Our executive and head office is located at 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada. We pay a monthly rent of $150.00 for the use of this office. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading "Executive Compensation", or as set forth below, there are no material transactions with any of our directors, officers or control persons that have occurred during the period from our inception on April 27, 2005 to the date of this registration statement:

- On April 27, 2005, we issued 2,000,000 shares of our common stock to Tamara Anne Huculak, the President and a director of our company, at an offering price of $0.001 per share for a gross offering proceed of $2,000.

- Also on April 27, 2005, we issued 1,000,000 shares of our common stock to Maria Estrada, the Secretary and Treasurer and a director of our company, at an offering price of $0.001 per share for a gross offering proceed of $1,000.

We do not have established policies about entering into future transactions with affiliates. Management addresses individual transactions on their individual merits.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our 3,000,000 shares of common stock that were issued to the existing stockholders is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resaleable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

As at October 18, 2005, we have 3,000,000 shares issued and outstanding. We have two registered shareholders, namely Tamara Anne Huculak and Maria Estrada.

Dividend Policy

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plan Information

We currently do not have a stock option plan or any equity compensation plan.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the period from our inception on April 27, 2005 to June 30, 2005.

EXECUTIVE COMPENSATION

During the period from our inception on April 27, 2005 to June 30, 2005, our President, Tamara Anne Huculak, is considered to be the only named executive officer for the purposes of our executive compensation disclosure on this registration statement.

The following table shows, for the period from our inception on April 27, 2005 to June 30, 2005, the cash and other compensation we paid to our President.

Summary Compensation Table
		Annual Compensation			Long Term Compensation (2)
					Awards		Payouts
Name and Principal Position	Year(1)	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (US$)	All Other Compen- sation
Tamara A. Huculak President and Director	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) From our inception on April 27, 2005 to June 30, 2005.

(2) The value of perquisites and other personal benefits, securities and property for our President that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

There were no stock options granted to our President during the period from our inception on April 27, 2005 to June 30, 2005.

The following table sets forth for our President certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of October 18, 2005. Our Chief Executive Officer did not exercise any options during the period from our inception on April 27, 2005 to October 18, 2005.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fy-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY- end ($) Exercisable / Unexercisable
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tamara A. Huculak	Nil	Nil	Nil	Nil	Nil	N/A

COMPENSATION OF DIRECTORS

Our directors have received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any directors since our inception, accordingly, no stock options have been exercised by any of the directors since our inception.

Long Term Incentive Plan Awards

We do not have a long-term incentive plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measures.

EMPLOYMENT CONTRACTS AND TERMINATION

OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreements with our officers and directors and have paid no compensation to them.

FINANCIAL STATEMENTS

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements pertaining to Puppy Zone Enterprises, Inc. are filed as part of this registration statement:

Audited Financial Statements

Report of HLB Cinnamon, Jang, Willoughby, Chartered Accountants, Independent Auditors

Balance sheets as of June 30, 2005

Statement of Loss and Deficit For the Period from April 27, 2005 (date of inception) to June 30, 2005

Statement of Cash Flows For the Period from April 27, 2005(date of inception) to June 30, 2005

Statement of Changes in Stockholders' Deficiency For the Period from April 27, 2005(date of inception) to June 30, 2005

Notes to Financial Statements

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Las Vegas, Nevada

FINANCIAL STATEMENTS

For the Year Ended June 30, 2005

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

INDEX TO FINANCIAL STATEMENTS

Auditors' Report

Balance Sheet	Exhibit "A"

Statement of Loss and Deficit	Exhibit "B"

Statement of Cash Flows	Exhibit "C"

Statement of Changes in Shareholders' Deficiency	Exhibit "D"

Notes to Financial Statements	Exhibit "E"

Exhibit "A"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Balance Sheet

June 30, 2005

Assets	June 30, 2005

Current:
Cash	$2,985
Prepaid expenses	2,724

$5,709

Liabilities

Current:
Due to shareholders – current	$5,005
Accounts payable	2,856

7,861

Shareholders' Deficiency

Share Capital:
Authorized -
100,000,000 common shares with $0.001 par value
Issued and fully paid -
3,000,000 common stock	3,000

3,000
Deficit accumulated during the development stage, per Exhibit "B"	5,152

(2,152)

$5,709

Approved by the Directors:

_______________________________

_______________________________

Exhibit "B"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Statement of Loss and Deficit

For the Period from April 27, 2005 (date of inception) to June 30, 2005

Period ending June 30, 2005

Revenue	$-

Expenses:
Accounting and legal	5,132
Bank charges and interest	15
Office and miscellaneous	5

5,152

Net Loss	5,152

Deficit accumulated during development stage, ending, to Exhibit "A"	$5,152

Net loss per weighted average share -
Basic and fully diluted	$-

Weighted average number of shares	3,000,000

- See accompanying notes -

Exhibit "C"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Statement of Cash Flows

For the Period from April 27, 2005 (date of inception) to June 30, 2005

Period ending June 30, 2005

Operating Activities:
Net Loss , per Exhibit "B"	$5,152
Changes in non-cash working capital -
Increase (Decrease) in Accounts Payable	2,856
Increase (Decrease) in Prepaid expenses	2,724

Cash out flows from operating activities	5,020

Financing Activities:
Common shares issued	3,000
Borrowings	5,005

Cash flows from financing activities	8,005

Net Increase in Cash	2,985
Cash, beginning	-

Cash, ending	$2,985

- See accompanying notes -

Exhibit "D"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

A statement of Shareholders' Deficiency

For the Period from April 27, 2005 (date of inception) to June 30, 2005

				Deficit
				accumulated
			Additional	during the
	Common Shares		paid in	development
	Shares	Amount	capital	stage	Total

Balance at April 27, 2005	-	$ -	$ -	$ -	$ -

Common shares issued at inception	30,000,000	3,000	-	-	3,000
Net loss for the period	-	-	-	(5,152)	(5,152)

Balance at June 30, 2005	30,000,000	3,000	-	(5,152)	(2,152)

- See accompanying notes –

Exhibit "E"

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

Note A - Organization and Description of Business

Puppy Zone Enterprises, Inc.. (Company) was incorporated on April 27, 2005 in accordance with the laws of the State of Nevada and is extra provincially registered in British Columbia. The Company's principle business is to develop and market a franchise of pet care for dogs.

Note B - Going Concern

The Company is fully dependent upon either, future sale of shares or its current management and/or advances or loans from controlling shareholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity during the development phase.

There is no assurance that the Company will be able to obtain additional funding through the sales of additional shares or, that such funding, if available, will be obtained on terms favourable to or affordable by the Company. It is the intent of management and controlling shareholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

However, there is no legal obligation for either management and/or controlling shareholders to provide such additional funding.

Note C - Summary of Significant Accounting Policies

1.	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year end is June 30.

Exhibit “E”

Continued

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

Note C - Summary of Significant Accounting Policies (continued)

2.	Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FSAS No. 128 "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury method and convertible preferred shares using the if-converted method. In computing diluted EPS, the average shares price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30, 2005 the Company had no warrants and/or options outstanding

4.	Comprehensive Income (Loss)

SFAS No. 130 "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2005, the company has no items that represent a Comprehensive loss in the financial statements.

5.	Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less, at the time of issuance, to be cash and cash equivalents.

Exhibit “E”

Continued

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

Note C - Summary of Significant Accounting Policies (continued)

6.	Organization Costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

7.	Financial Instruments

The fair values of Cash, accounts payable and accrued liabilities, and loans payable to related parties approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

8.	Research and Development Expenses

Research and development expenses are charged to operations as incurred.

9.	Advertising Expenses

Advertising and marketing expenses are charged to operations as incurred.

10.	Income Taxes

The asset and liability method is used when accounting for income taxes. The deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, comprising primarily of accumulated amortization and unutilised non-capital losses. The deferred tax asset is related solely to the Company's net operating loss carry forwards' and is fully reserved.

43

Exhibit “E”

Continued

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

Note C - Summary of Significant Accounting Policies (continued)

11.	Foreign Currency Translation

The functional and reporting foreign currency is the United States dollar. Foreign currency transactions are occasionally undertaken in Canadian dollars and are translated into United States dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not entered into derivative instruments to offset the impact of foreign currency fluctuations.

12.	Recent Accounting Pronouncements

a.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 153 "Exchange of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the company's results of operations or financial position.

b.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment" ("FAS 123R"), which is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transaction in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transaction in which an entity obtains employee services in share based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Note C - Summary of Significant Accounting Policies (continued)

12.	Recent Accounting Pronouncements (continued)

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or

Exhibit “E”

Continued

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

liability instrument issued. Public entities other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have material effect on the Company's results of operations or financial position.

c.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

Note D - Related Party Transactions

The Company received an additional advance of $5,000 from related parties. The total outstanding loans payable to related parties is $5,000.

Note F - Common Share Transactions

On April 27, 2005, the company sold an aggregate 3,000,000 shares of restricted, unregistered common shares for gross proceeds of $3,000. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Puppy Zone the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Puppy Zone. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- By the stockholders;

- By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

- If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

- If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to section 78.751:

- does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action;

- continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with acting as directors of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the

Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$52.97
Printing and engraving expenses	$6,500.00(1)
Accounting fees and expenses	$10,000.00(1)
Legal fees and expenses	$25,000.00(1)
Transfer agent and registrar fees	$3,000.00(1)
Fees and expenses for qualification under state securities laws	$5,000.00(1)
Miscellaneous	$447.03(1)
Total	$50,000.00

(1) We have estimated these amounts

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us since our inception on April 27, 2005 without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements:

On April 27, 2005, we issued 2,000,000 common shares to Tamara Anne Huculak and 1,000,000 common shares to Maria Estrada at an offering price of $0.001 per share for an aggregate gross offering proceeds of $3,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Neither of Tamara Anne Huculak and Maria Estrada are US persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by Puppy Zone Enterprises, Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S. As Tamara Anne Huculak and Maria Estrada are both officers and directors of our company and are intimately familiar with our business, the issuance of the 3,000,000 common shares to them also complied with the exemption provided under Section 4(2) of the Securities Act of 1933.

EXHIBITS

Exhibits Required by Item 601 of Regulation S-K

Number	Exhibit
3.1	Articles of Incorporation
3.2	By-Laws of the Company
4.1	Specimen Stock Certificate

5.1	Opinion of Clark Wilson LLP
10.1	Code of Business Conduct and Ethics and Compliance Program
23.1	Consent of HLB Cinnamon, Jang, Willoughby, Chartered Accountants (Independent Auditors)
99.1	Form of Subscription Agreement (Subscribers resident in the United States)
99.2	Form of Subscription Agreement (Subscribers resident in British Columbia)
99.3	Form of Share Purchase Warrant
99.4	Form of The Puppy Zone Franchise Application
99.5	Form of The Puppy Zone Franchise Agreement

UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act of 1933, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on November 1, 2005.

PUPPY ZONE ENTERPRISES, INC.

Per: /s/ Tamara Anne Huculak

Tamara Anne Huculak

President and Director

(Principal Executive Officer)

Dated: November 1, 2005

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Tamara Anne Huculak as her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Tamara Anne Huculak
/s/ Tamara Anne Huculak Tamara Anne Huculak	President and Director (Principal Executive Officer)	November 1, 2005
/s/ Maria Estrada
/s/ Maria Estrada Maria Estrada	Secretary, Treasure and Director (Principal Financial and Accounting Officer)	November 1, 2005